Exhibit 99.1

Sundance Strategies, Inc., to Present at the 3rd Annual
Growth Capital Expo MicroCap Investor Conference in Las
Vegas, NV

[04-May-2016]

PROVO, Utah, May 4, 2016 /PRNewswire/ -- Sundance Strategies, Inc., will present at the 3rd annual Growth Capital Expo MicroCap Investor Conference, held on May 3rd – 5th, 2016 at Caesars Palace in Las Vegas, NV.

The company will be presenting at the following time:

May 4th, 2016 at 4 p.m. (PST)

The Growth Capital Expo is the premier conference for emerging growth company finance featuring:

•	Presentations by selected MicroCap and pre-IPO growth company management teams showcasing the best opportunities of the year for emerging growth investment

•
Two full days of educational panels and presentations by the leading practitioners of investment in public and late-stage private emerging growth companies as well as a half-day educational pre-conference for executive managers of pre-IPO and recently public companies

If you would like to attend the company's presentation in Las Vegas, registration is still open at: http://www.growthcapitalexpo.com/register-2/

For more information about Sundance Strategies, Inc., please visit: www.sundancestrategies.com.

About Sundance Strategies, Inc.
Sundance Strategies, Inc., assembles portfolios of high quality life settlement policies from the secondary and tertiary marketplace, adding Sundance's proprietary processes creating a unique, non-correlated, liquid asset or Net Insurance Benefits (NIBs) Sundance Strategies, Inc., assembles portfolios of high quality life settlement policies from the secondary and tertiary marketplace, adding Sundance's proprietary processes creating a unique, non-correlated, liquid asset or Net Insurance Benefits (NIBs).  Sundance now owns Net Insurance Benefits with a face amount in excess of $420 million.  NIBs are the amounts estimated to be paid after deduction of all premiums, costs, expenses and repayments.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.  This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the SEC at www.sec.gov.

Contact:
Porter LeVay and Rose
Michael Porter, 212-564-4700
mike@plrinvest.com
or
Sundance Strategies
Matt Pearson, 801-717-3937
Chief Operations Officer
matt@sundancestrategies.com
Randy Pearson, 801-717-3935
President
randy@sundancestrategies.com